                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-12


                         PINNACLE ENTERTAINMENT, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

[PINNACLE LOGO]

                         PINNACLE ENTERTAINMENT, INC.
                     330 NORTH BRAND BOULEVARD, SUITE 1100
                          GLENDALE, CALIFORNIA 91203

                                 April 6, 2001

Dear Fellow Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Pinnacle Entertainment, Inc. ("Pinnacle" or the "Company"), to be held at the Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California on May 22, 2001 at 9:00 a.m. local time.

   At the annual meeting, you will be asked to consider and vote on the election of nine directors to serve for the coming year on the Company's Board of Directors until the Company's next annual meeting of stockholders (and until such director's successor shall have been duly elected and qualified) and on the approval of a new stock option plan. Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the meeting. The Proxy Statement contains important information concerning the directors to be elected at the annual meeting and the new stock option plan we would like you to approve. We hope you will take the time to study it carefully.

   Your vote is very important, regardless of how many shares you own. We hope you can attend the annual meeting in person. However, whether or not you plan to attend the annual meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the annual meeting, you may vote in person if you wish, even though you have previously returned your Proxy Card.

                                          Sincerely,

                                          /s/ R.D. Hubbard
                                          R.D. Hubbard
                                          Chairman of the Board of Directors

                         PINNACLE ENTERTAINMENT, INC.
                     330 NORTH BRAND BOULEVARD, SUITE 1100
                          GLENDALE, CALIFORNIA 91203

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 22, 2001

TO THE STOCKHOLDERS OF PINNACLE ENTERTAINMENT, INC.:

   NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Pinnacle Entertainment, Inc., a Delaware corporation ("Pinnacle" or the "Company"), will be held on May 22, 2001, at 9:00 a.m. local time, at the Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon:

     1. The election of nine directors to serve on the Company's Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders (and until such director's successor shall have been duly elected and qualified);

     2. The approval of the Company's 2001 Stock Option Plan (the "2001 Stock Option Plan"); and

     3. Such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

   The 2001 Stock Option Plan is described in the accompanying Proxy Statement, which you are urged to read carefully. A copy of the 2001 Stock Option Plan is attached as Appendix A to such Proxy Statement.

   Only stockholders of record of the Company's common stock at the close of business on April 6, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

   Your vote is very important. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

                                         BY ORDER OF THE BOARD OF DIRECTORS
                                         /s/ Loren S. Ostrow
                                         Loren S. Ostrow
                                         Secretary

Glendale, California
April 6, 2001

                         PINNACLE ENTERTAINMENT, INC.
                     330 NORTH BRAND BOULEVARD, SUITE 1100
                          GLENDALE, CALIFORNIA 91203

                          PROXY STATEMENT RELATING TO
                        ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 22, 2001

   This Proxy Statement is being furnished to the stockholders of Pinnacle Entertainment, Inc., a Delaware corporation ("Pinnacle" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of the Company's stockholders to be held on May 22, 2001, at 9:00 a.m. local time, at the Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California, and at any adjournments or postponements thereof (the "Annual Meeting").

   At the Annual Meeting, holders of the Company's common stock, $0.10 par value per share ("Pinnacle Common Stock"), will vote to elect nine directors to serve on the Company's Board of Directors until the Company's next annual meeting of stockholders (and until such director's successor shall have been duly elected and qualified) and will vote on the approval of the Company's 2001 Stock Option Plan (the "2001 Stock Option Plan").

   This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company's stockholders on or about April 17, 2001. The address of the principal executive offices of the Company is 330 North Brand Boulevard, Suite 1100, Glendale, California 91203.

                                ANNUAL MEETING

Purpose

   At the Annual Meeting, holders of Pinnacle Common Stock will be asked to vote upon: (i) the election of nine directors to serve on the Company's Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders (and until such director's successor shall have been duly elected and qualified), (ii) the approval of the 2001 Stock Option Plan and (iii) any other business that properly comes before the Annual Meeting.

Record Date; Outstanding Shares; Quorum

   Only holders of record of Pinnacle Common Stock at the close of business on April 6, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 26,046,744 shares of Pinnacle Common Stock outstanding and entitled to vote, held of record by 3,046 stockholders. Pursuant to the Company's By-Laws, a majority, or 13,023,373 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each of the Company's stockholders is entitled to one vote for each share of Pinnacle Common Stock held as of the Record Date.

Voting of Proxies; Votes Required

   Stockholders are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. All properly executed, returned, and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted FOR the election of each director nominee listed on the Proxy Card and FOR the approval of the 2001 Stock Option Plan. The Company's Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. Since the Company did not receive notice prior to March 18, 2001 of any other matter to come before the Annual Meeting, as to any such other matter that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting, by signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards on any such matter in their discretion.

   Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, 330 North Brand Boulevard, Suite 1100, Glendale, California 91203, or
(ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

   Elections of directors are determined by a plurality of shares of Pinnacle Common Stock represented in person or by proxy and voting at the Annual Meeting. The proposal to approve the 2001 Stock Option Plan requires approval by the affirmative vote of the holders of a majority of the shares of Pinnacle Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

Abstentions; Broker Non-Votes

   If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered to have cast votes with respect to such matter or matters. Thus, while abstentions and broker non-votes will have no effect on the outcome of the election of directors, abstentions will have the same effect as negative votes on the proposal to approve the 2001 Stock Option Plan. Broker non-votes will have no effect on the proposal to approve the 2001 Stock Option Plan.

Solicitation of Proxies and Expenses

   The Company will bear the cost of the solicitation of proxies from its stockholders in the enclosed form. The directors, officers and employees of the Company may solicit proxies by mail, telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of Pinnacle Common Stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost (including brokers' expenses) of approximately $22,000, plus certain out-of-pocket expenses.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS
                          (Item No. 1 on Proxy Card)

   At the Annual Meeting, holders of Pinnacle Common Stock will be asked to vote on the election of nine directors who will constitute the full Board of Directors of the Company. The nine nominees receiving the highest number of votes from holders of shares of Pinnacle Common Stock represented and voting at the Annual Meeting will be elected to the Board of Directors. Abstentions and broker non-votes will not be counted as voting at the meeting and therefore will not have an effect on the election of the nominees listed below.

   Each director elected will hold office until the next annual meeting of the Company (and until his successor is elected and qualified).

   The nominees listed below all currently serve on the Board of Directors of the Company.

General

   Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders as directed by the Board of Directors.

   There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company. See "--Information Regarding the Director Nominees of the Company."

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE NOMINEES LISTED BELOW.

Information Regarding the Director Nominees of the Company

   The following table lists the persons nominated by the Board of Directors for election as directors of the Company and provides their ages and current positions with the Company. The nominees all currently serve on the Board of Directors of the Company and together constitute the entire Board of Directors. Biographical information for each nominee is provided below.

              Name             Age           Position with the Company
              ----             ---           -------------------------
   R.D. Hubbard(a)............  65 Chairman of the Board of Directors

   Paul R. Alanis.............  52 Director, Chief Executive Officer, President
                                    and Chief Operating Officer

   Robert T. Manfuso(b).......  63 Director

   James L. Martineau(b)......  60 Director

   Gary G. Miller(c)..........  50 Director

   Michael Ornest(c)..........  43 Director

   Timothy J. Parrott(a),(c)..  53 Director

   Lynn P. Reitnouer(a),(b)...  68 Director

   Marlin Torguson............  56 Director

--------
(a) Member of the Executive Committee

(b) Member of the Compensation Committee

(c) Member of the Audit Committee

   Mr. Hubbard has been a Director of the Company since 1990; Chairman of the Board of Directors of the Company since September 1991; Chief Executive Officer of the Company from September 1991 to June 2000; Chairman of the Board and Chief Executive Officer, Hollywood Park Operating Company from February 1991 to September 1999; President, Hollywood Park Operating Company from February to July 1991; Chairman, AFG Industries, Inc. and its parent company, Clarity Holdings Corp. (glass manufacturing), and director of AFG Industries, Inc.'s subsidiaries, from 1978 to July 1993; Chairman of the Board (and 60% stockholder until March 1994), Sunflower (The Woodlands Race Tracks--greyhound racing and horse racing) from 1988 to March 1994; President, Director, and majority owner, Ruidoso Downs Racing, Inc. (horse racing) since 1988; Chairman of the Board, Chief Executive Officer and sole stockholder, Multnomah Kennel Club, Inc. (greyhound racing) from December 1991 to April 1998; and owner and breeder of numerous thoroughbreds and quarter horses since 1962.

   Mr. Alanis has been a Director of the Company since October 1999; Chief Executive Officer of the Company since June 2000; President and Chief Operating Officer of the Company since January 1999; President, Horseshoe Gaming, Inc. (gaming operations), which is the manager and a member of Horseshoe Gaming, LLC, and Horseshoe GP, Inc., a wholly-owned subsidiary of Horseshoe Gaming, LLC, from January 1996 to December 1998; President, KII-Pasadena, Inc. from December 1988 to December 1998 (real estate and casino consulting); and President, Koar International, Inc. from 1991 to 1997 (real estate and casino consulting).

   Mr. Manfuso has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from February 1991 to January 1992; Director and Member of Executive Committee, Howard County Economic Authority Board since 1998; Partner, Manfuso Brothers Investments (personal investments) since 1980; Co-Chairman of the Board, Laurel Racing Association (horse race track management) from 1984 to February 1994; Vice Chairman of the Board, The Maryland Jockey Club (horse racing) from 1986 to February 1994; Executive Vice President, Laurel Racing Association from 1984 to May 1990; Executive Vice President, The Maryland Jockey Club from 1986 to June 1990; Director, Maryland Horse Breeders Association from 1984 to 1992; and Member, Executive Committee, Maryland Million since 1991.

   Mr. Martineau has been a Director of the Company since May 1999; President (and Founder), Viracon, Inc. (auto glass corporation) from 1970 to 1996; Executive Vice President, Apogee Enterprises, Inc. (which acquired Viracon, Inc. in 1973) from 1996 to 1998; Director, Apogee Enterprises, Inc. since 1973; Director, Northstar Photonics (telecommunications business) since December 1998; Chairman, Genesis Portfolio Partners, LLC, (start-up company development) since August 1998; Director, Borgen Systems since 1994; and Trustee, Owatonna Foundation since 1973.

   Mr. Miller has been a Director of the Company since May 1999; Chairman and Chief Executive Officer, Fore Star Golf (golf management) since 1993; President, Cumberland Capital Corporation (personal investments) since 1990; Executive Vice President--Finance and Administration, Treasurer, Director, AFG Industries, Inc. from 1977 to 1993; Director, Nordic Tugs since January 1999; and Director, United Stationers, Inc. from 1992 to October 1998.

   Mr. Ornest has been a Director of the Company since October 1998 (and his family has been a stockholder of the Company since 1962); private investor since 1983; Director of the Ornest Family Partnership since 1983; Director of the Ornest Family Foundation since 1993; Director of the Toronto Argonauts Football Club from 1988 to 1990; President of the St. Louis Arena and Vice President of the St. Louis Blues Hockey Club from 1983 to 1986; and Managing Director of the Vancouver Canadians Baseball Club, Pacific Coast League from 1979 to 1980.

   Mr. Parrott has been a Director of the Company since June 1997; Consultant to the Company from November 1998 to present; President and Chief Executive Officer, On Stage Entertainment since October 2000; Chairman of the Board and Chief Executive Officer, Boomtown, Inc. ("Boomtown") (gaming operations) from September 1992 to October 1998; President and Treasurer, Boomtown from June 1987 to September 1992; Director, Boomtown from 1987 to October 1998; Chairman of the Board and Chief Executive Officer, Boomtown

Hotel & Casino, Inc. since May 1988; Chief Executive Officer, Parrott Investment Company (a family-held investment company with agricultural interests in California) since April 1995; and Director, The Chronicle Publishing Company since April 1995.

   Mr. Reitnouer has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from September 1991 to January 1992; Partner, Crowell Weedon & Co. (stock brokerage) since 1969; Director and Chairman of the Board, COHR, Inc. from 1986 to 1999; Director and Chairman, Forest Lawn Memorial Parks Association since 1975; and Trustee, University of California Santa Barbara Foundation (and former Chairman) since 1992.

   Mr. Torguson has been a Director of the Company since October 1998; Chairman of the Board, Casino Magic Corp. ("Casino Magic") (gaming operations) since 1994; President and Chief Executive Officer, Casino Magic from April 1992 through November 1994; Chief Financial Officer and Treasurer, Casino Magic from April 1992 to February 1993; 50% owner and a Vice President, G.M.T. Management Co. (casino management and operations) from December 1983 to December 1994; and entrepreneur and private investor since 1995.

Board Meetings, Board Committees and Director Compensation

   The full Board of Directors of the Company had six formal meetings in 2000 and acted by unanimous written consent on one occasion. During 2000, each incumbent director of the Company attended at least 75% of the aggregate of
(i) the six meetings of the Board of Directors, and (ii) the total number of meetings of the committees on which he served (during the periods that he served).

   The Company has a standing Executive Committee, which is chaired by Mr. Hubbard and currently consists of Messrs. Hubbard, Reitnouer, and Parrott. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the fullest extent authorized by Delaware law. The Executive Committee had one formal meeting in 2000 and acted by unanimous written consent on twelve occasions.

   The Company has a standing Audit Committee, which is chaired by Mr. Miller and currently consists of Messrs. Miller, Ornest, and Parrott. Among the functions of the Audit Committee are to recommend to the Board of Directors each year the independent public accounting firm to be engaged to audit the Corporation's financial statements, discuss with the independent auditors their independence, review and discuss with the Corporation's independent auditors and management the Corporation's audited financial statements, and recommend to the Corporation's Board of Directors whether the Corporation's audited financial statements should be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the "SEC").

   Messrs. Miller and Ornest are independent as that term is defined in
Section 303.01 of the New York Stock Exchange ("NYSE") listing standards. Mr. Parrott may not be considered independent as that term is defined, however, as result of his having been an executive officer of Boomtown, Inc., a subsidiary of the Company, within the past three years, through October 31, 1998 and having a business relationship with the Company by virtue of his acting as a consultant to the Company. The Board of Directors has appointed Mr. Parrott to the Audit Committee in reliance on the override provision of Section 303.02(D) of the NYSE listing standards because the Board of Directors has resolved that Mr Parrott's business relationship with the Company does not interfere with his exercise of independent judgment and that Mr. Parrott's presence on the Audit Committee is beneficial to the Company in view of Mr. Parrott's financial experience and his experience in running a public company. The Board of Directors has adopted a written Charter for the Audit Committee, attached hereto as Appendix B. The Audit Committee met three times in 2000 and did not act by unanimous written consent.

   The Company has a standing Compensation Committee, which is chaired by Mr. Reitnouer and currently consists of Messrs. Reitnouer, Martineau and Manfuso. The functions of the Compensation Committee are to make recommendations to the Board of Directors regarding the annual salaries and other compensation of the officers of the Company, to provide assistance and recommendations with respect to the compensation policies and practices of the Company and to assist with the administration of the Company's compensation plans. The Compensation Committee did not meet in 2000 and acted by unanimous written consent on five occasions.

   During 2000, the Company established a Special Committee, which was chaired by Mr. Reitnouer and consisted of Messrs. Reitnouer, Miller, Ornest, Martineau, Torguson, Parrott and Manfuso. The Special Committee had full authority to act for and on behalf of the Company in evaluating and acting upon the proposal of an acquisition of the Company by PH Casino Resorts, Inc., an affiliate of Harveys Casino Resorts and any other proposal to acquire the Company which might be received as a result of the announcement of the proposal. The Board of Directors appointed the Special Committee to negotiate and evaluate the proposed merger agreement and to recommend to the full Board of Directors whether to proceed with the proposed merger because certain members of the Company's senior management would be entitled to obtain an ownership interest in PH Casino Resorts following the merger. The merger agreement was entered into, but was ultimately terminated by mutual consent of the parties without consummation of the merger. The Special Committee met eleven times in 2000.

   The Executive Committee acts as the Company's nominating committee. The Executive Committee generally does not consider nominees recommended by the Company's stockholders.

   All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until his earlier death, retirement, resignation or removal from office. Directors are entitled to receive an annual retainer of $25,000 per year plus $1,000 for each Board meeting attended, which they may take in cash or in deferred compensation under the Company's Amended and Restated Directors Deferred Compensation Plan as outlined below. In addition, non-employee directors are entitled to receive a minimum of 2,000 Pinnacle Stock Options (as defined below) per year, but no such options were granted in 2000. Members of the Executive Committee, Audit Committee and Compensation Committee also receive $1,000 for each committee meeting attended, and such amounts are also eligible for the Amended and Restated Directors Deferred Compensation Plan. The Company paid $150,000 to Mr. Reitnouer for his service as chairman of the Special Committee and $50,000 to each other member of the Special Committee.

Amended and Restated Directors Deferred Compensation Plan

   Participation in the Company's Amended and Restated Directors Deferred Compensation Plan (the "Directors Plan") is limited to directors of the Company, and each eligible director may elect to defer all or a portion of his annual retainer and any fees for meetings attended. Any such deferred compensation is credited to a deferred compensation account, either in cash or in shares of Pinnacle Common Stock, at each director's election. As of the date the director's compensation would otherwise have been paid, and depending on the director's election, the director's deferred compensation account will be credited with either (i) cash, (ii) the number of full and/or fractional shares of Pinnacle Common Stock obtained by dividing the amount of the director's compensation for the calendar quarter or month which he elected to defer, by the average of the closing price of Pinnacle Common Stock on the principal stock exchange on which Pinnacle Common Stock is listed (or, if the common shares are not listed on a stock exchange, the Nasdaq National Market System) on the last ten business days of the calendar quarter or month for which such compensation is payable or (iii) a combination of cash and shares of Pinnacle Common Stock as described in clause (i) and (ii). All cash amounts credited to the director's deferred compensation account bear interest at an amount to be determined from time to time by the Board of Directors. For 2000, no director elected a cash deferral under the Directors Plan.

   If a director has elected to receive shares of Pinnacle Common Stock in lieu of his retainer and the Company declares a dividend, such director's deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Pinnacle Common Stock obtained by dividing the dividends which would have been paid on the shares credited to the director's deferred compensation account as of the dividend record date, if any, occurring during such calendar quarter if such shares had been shares of issued and outstanding Pinnacle Common Stock on such date, by the closing price of Pinnacle Common Stock on the principal stock exchange on which Pinnacle Common Stock is listed (or, if the common shares are not listed on a stock exchange, the Nasdaq National Market System) on the date such dividend(s) was paid. In addition, if the Company declares a dividend payable in shares of Pinnacle Common Stock, the director's deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Pinnacle

Common Stock which such shares would have been entitled to if such shares had been shares of issued and outstanding Pinnacle Common Stock on the record date for such stock dividend(s).

   Participating directors do not have any interest in the cash and/or Pinnacle Common Stock credited to their deferred compensation accounts until distributed in accordance with the Directors Plan, nor do they have any voting rights with respect to such shares until shares credited to their deferred compensation accounts are distributed. The rights of a director to receive payments under the Directors Plan are no greater than the rights of an unsecured general creditor of the Company. Each participating director may elect to have the aggregate amount of cash and shares credited to his deferred compensation account distributed to him in one lump sum payment or in a number of approximately equal annual installments over a period of time not to exceed fifteen years. The lump sum payment or the first installment will be paid as of the first business day of the calendar quarter immediately following the cessation of the director's service as a director of the Company. Prior to the beginning of any calendar year, a director may elect to change the method of distribution, but amounts credited to a director's account prior to the effective date of such change may not be affected, but rather will be distributed in accordance with the election at the time such amounts were credited to the director's deferred compensation account.

   The maximum number of shares of Pinnacle Common Stock that can be issued pursuant to the Directors Plan is 275,000 shares. The Company is not required to reserve or set aside funds or shares of Pinnacle Common Stock for the payment of its obligations pursuant to the Directors Plan. The Company is obligated to make available, as and when required, a sufficient number of shares of Pinnacle Common Stock to meet the needs of the Directors Plan. The shares of Pinnacle Common Stock to be issued under the Directors Plan may be either authorized and unissued shares or reacquired shares.

   Amendment, modification or termination of the Directors Plan may not (i) adversely affect any eligible director's rights with respect to amounts then credited to his account or (ii) accelerate any payments or distributions under the Directors Plan (except with regard to bona fide financial hardships).

Compensation Committee Interlocks and Insider Participation

   Messrs. Reitnouer, Martineau and Manfuso served on the Compensation Committee from January 1, 2000 to December 31, 2000. None of the members of the Compensation Committee were officers or employees or former officers or employees of the Company or its subsidiaries.

Executive Officers

   Executive officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "--Executive Compensation." The current executive officers of the Company are as follows:

   Name                  Age Position
   ----                  --- --------
   R.D. Hubbard.........  65 Chairman of the Board of Directors

   Paul R. Alanis.......  52 Chief Executive Officer, President and Chief
                             Operating Officer

   J. Michael Allen.....  53 Senior Vice President, Chief Operating Officer of
                             Gaming Operations

   G. Michael Finnigan..  52 President and Chief Executive Officer of Realty
                             Investment Group, Inc., a wholly-owned subsidiary of the Company

   Bruce C. Hinckley....  54 Vice President, Chief Financial Officer and
                             Treasurer

   Loren S. Ostrow......  49 Senior Vice President, Secretary and General
                             Counsel

   Biographical information for Mr. Hubbard and Mr. Alanis is provided above. See "--Information Regarding Director Nominees of the Company."

   Mr. Allen has served as the Company's Senior Vice President and Chief Operating Officer, Gaming Operations, since January 1999; Chief Operating Officer, Horseshoe Gaming, Inc. (gaming operations) from October 1, 1995 to December 31, 1998 and, prior to that, General Manager, Horseshoe Casino Center (gaming operations) from May 1994 to October 1995 and Principal of Gaming Associates, Inc. from September 1992 to May 1994.

   Mr. Finnigan has served as the President and Chief Executive Officer of Realty Investment Group, Inc., a wholly-owned subsidiary of the Company which conducts all of the Company's real estate business and related development activities, since December 1998; Chief Financial Officer and Executive Vice President of the Company and Hollywood Park Operating Company from March 1989 to March 31, 1999; President, Sports and Entertainment, from January 1996 to December 1998; President, Gaming and Entertainment, from February 1994 to January 1996; Treasurer of the Company and Hollywood Park Operating Company from March 1992 to March 31, 1999; Chairman of the Board, Southern California Special Olympics since 1996; Chairman of the Board, Centinela Hospital since 1996; and Director, Shoemaker Foundation since 1993.

   Mr. Hinckley joined the Company in February 1999 and has served as its Chief Financial Officer, Vice President and Treasurer since April 1, 1999; Executive Vice President, Chief Financial Officer and Secretary, Iwerks Entertainment, Inc. (movie simulation theaters) from September 1996 to February 1999; financial consultant from September 1995 to September 1996; and Vice President, Controller and Chief Accounting Officer, Caesars World, Inc. (casino and hotel company) from November 1985 to September 1995. Mr. Hinckley is a certified public accountant.

   Mr. Ostrow joined the Company in January 1999 and has served as its Senior Vice President, Secretary and General Counsel since January 1, 1999; General Counsel, Horseshoe Gaming from January 1996 through December 1998; Senior Vice President, KII--Pasadena, Inc. from December 1988 to December 1998 (real estate and casino consulting); and Senior Vice President, KOAR International, Inc. from 1991 to 1997 (real estate and casino consulting).

Executive Compensation

   The following tables summarize the annual and long-term compensation of, and Pinnacle Stock Options held by, the Company's Chief Executive Officer and the four additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 2000 (collectively, the "Named Officers"). None of the Named Officers held stock appreciation rights during the years reported in the tables.

 Summary Compensation Table

                                                                         Long Term
                                                                        Compensation
                                                                        ------------
                                                                           Awards
                                                                           ------
                                              Annual
                                           Compensation
                                         -----------------               Securities
                                          Salary   Bonus   Other Annual  Underlying   All Other
    Name and Principal Position     Year   ($)      ($)    Compensation   Options    Compensation
    ---------------------------     ---- -------- -------- ------------ ------------ ------------
R.D. Hubbard....................... 2000 $500,000 $500,000     $ 0              0      $ 7,486(a)
 Chairman of the Board and          1999 $500,000 $700,000     $ 0        100,000      $ 1,339(b)
 Former Chief Executive Officer     1998 $500,000 $160,000     $ 0         50,000      $ 2,370(c)

Paul R. Alanis..................... 2000 $600,000 $300,000     $ 0              0      $ 4,695(d)
 Chief Executive Officer, President 1999 $600,000 $400,000     $ 0              0      $ 1,735(e)
 and Chief Operating Officer        1998       $0       $0     $ 0        400,000      $     0

J. Michael Allen................... 2000 $400,000 $100,000     $ 0              0      $ 4,514(f)
 Senior Vice President and Chief    1999 $400,000 $125,000     $ 0              0      $ 1,735(g)
 Operating Officer of Gaming        1998       $0       $0     $ 0        200,000      $     0
 Operations

G. Michael Finnigan................ 2000 $400,000 $400,000     $ 0              0      $ 4,616(h)
 President and Chief Executive      1999 $400,000 $500,000     $ 0         40,000      $ 1,003(i)
 Officer of Realty Investment       1998 $307,600 $ 75,000     $ 0         35,000      $23,633(j)
 Group, Inc.

Bruce C. Hinckley.................. 2000 $250,000 $ 50,000     $ 0              0      $ 4,121(k)
 Vice President, Chief Financial    1999 $192,514 $ 75,000     $ 0         25,000      $ 1,756(l)
 Officer and Treasurer              1998       $0       $0     $ 0              0      $     0

Loren S. Ostrow.................... 2000 $300,000 $ 50,000     $ 0              0      $ 3,394(m)
 Senior Vice President, Secretary   1999 $300,000 $ 75,000     $ 0              0      $ 1,905(n)
 and General Counsel                1998       $0       $0     $ 0        125,000      $     0

--------
(a) Includes the Company matching contribution under the Company's 401(k) Plan of $3,371, and $4,115 of payment by the Company for premiums with respect to term life insurance.

(b) Includes the Company matching contribution under the Company's 401(k) Plan of $790, and $549 of payment by the Company for premiums with respect to term life insurance.

(c) Reflects the Company matching contributions under the Company 401(k) Plan.

(d) Includes the Company matching contribution under the Company's 401(k) Plan of $3,626, and $1,069 of payment by the Company for premiums with respect to term life insurance.

(e) Includes the Company matching contribution under the Company's 401(k) Plan of $1,666, and $69 of payment by the Company for premiums with respect to term life insurance.

(f) Includes the Company matching contribution under the Company's 401(k) Plan of $3,626, and $888 of payment by the Company for premiums with respect to term life insurance.

(g) Includes the Company matching contribution under the Company's 401(k) Plan of $1,666, and $69 of payment by the Company for premiums with respect to term life insurance.

(h) Includes the Company matching contribution under the Company's 401(k) Plan of $3,755 and $861 of payment by the Company for premiums with respect to term life insurance.

(i) Includes the Company matching contribution under the Company's 401(k) Plan of $790, and $213 of payment by the Company for premiums with respect to term life insurance.

(j) Includes the Company matching contribution under the Company's 401(k) Plan of $2,370, and $21,262 of distribution related to the termination of the Hollywood Park's Supplemental Executive Retirement Plan.

(k) Includes the Company matching contribution under the Company's 401(k) Plan of $3,531, and $590 of payment by the Company for premiums with respect to term life insurance.

(l) Includes the Company matching contribution under the Company's 401(k) Plan of $1,687, and $69 of payment by the Company for premiums with respect to term life insurance.

(m) Includes the Company matching contribution under the Company's 401(k) Plan of $2,822, and $512 of payment by the Company for premiums with respect to term life insurance.

(n) Includes the Company matching contribution under the Company's 401(k) Plan of $1,875, and $30 of payment by the Company for premiums with respect to term life insurance.

 Executive Deferred Compensation Plan

   Effective March 15, 2000, the Company adopted the First Amendment to the Executive Deferred Compensation Plan ("Executive Plan"), which allows certain highly compensated employees of the Company and its subsidiaries (each an "Employer") to defer, on a pre-tax basis, a portion of their base annual salaries, bonuses, and cash payments received upon a change in control (as defined in the Executive Plan) in consideration of the cancellation of stock options held by such persons ("Option Cancellation Payment"). The Executive Plan is administered by the Compensation Committee of the Board of Directors and participation in the Executive Plan is limited to employees who are (i) determined by an Employer to be includable within a select group of management or highly compensated employees, (ii) specifically selected by an Employer and
(iii) approved by the Compensation Committee. A participating employee may elect to defer up to 75% of his or her base annual salary, up to 100% of his or her bonus per year and up to 100% of his or her Option Cancellation Payment. Any such deferred compensation is credited to a deferral contribution account. A participating employee is at all times fully vested in his or her deferred contributions, as well as any appreciation or depreciation attributable thereto. The Company does not make contributions to the Executive Plan for the benefit of such employees.

   For purposes of determining the rate of return credited to a deferral contribution account, each participating employee must select from a list of hypothetical investment funds among which deferred contributions shall be allocated. Although a participating employee's deferred compensation will not be invested directly in the selected hypothetical investment funds, his or her deferral compensation account shall be adjusted according to the performance of such funds. The Company doesn't believe the participants in the Executive Plan are entitled to a preferential return on amounts deferred in relation to the return available to employees generally under the Company's 401(k) plan. The payment of benefits under the Executive Plan is an unsecured obligation of the Company. The Company is not obligated to acquire or hold any investment fund assets.

   Participating employees may elect in advance to receive their deferral contribution account balances upon retirement in a lump sum or in annual payments of five, ten or fifteen years (except that, if an employee's account balance is less than $50,000, such balance will be paid as a lump sum). A participating employee may make an advance election to defer retirement distributions until age 75. In the event a participating employee dies or suffers a disability (as defined in the Executive Plan) during employment, such employee's account balance shall be paid (i) in one lump sum if the account balance is less than $50,000, or (ii) if the account balance is $50,000 or more, in five annual installments unless the employee has elected, in advance and with the Compensation Committee's approval, to receive a lump sum distribution. In the event of a voluntary or involuntary termination of employment for any reason other than retirement, disability or death, a participating employee shall receive his or her account balance (i) in one lump sum if the account balance is less than $50,000, or (ii) if the account balance is $50,000 or more, in five annual installments unless the employee has elected, in advance and with the Compensation Committee's approval, to receive a lump sum distribution; provided, however, that if such termination, retirement, disability or death occurs within 18 months of a change in control (as defined in the

Executive Plan), then the employee's deferral contribution account balance shall be paid in the form of one lump sum payment not later than 30 days after the termination, retirement, disability or death.

   A participating employee may make an advance election to receive interim distributions from a deferral compensation account prior to retirement, but not earlier than three years after the election is made. Such interim distributions are distributed as lump sum payments. In the event of a financial emergency (such as a sudden illness or accident, a loss of property due to casualty or other extraordinary and unforeseeable events beyond the employee's control), a participating employee may petition the Compensation Committee to suspend deferrals and/or to request withdrawal of a portion of the account to satisfy the emergency. A participating employee may request to receive all of his or her account balance, without regard to whether benefits are due or the occurrence of a financial emergency; any distribution made pursuant to such a request shall be subject to forfeiture of 10% of the total account balance and temporary suspension of the employee's participation in the Executive Plan.

   An Employer may terminate, amend or modify the Executive Plan with respect to its participating employees at any time, except that (i) no termination, amendment or modification may decrease or restrict the value of a participating employee's account balance and (ii) no amendment or modification shall be made after a change in control which adversely affects the vesting, calculation or payment of benefits or any other rights or protections of any participating employee. Upon termination of the Executive Plan, all amounts credited to participating employees' accounts shall be distributed in lump sums.

 Stock Options Plans

   In 1993 and 1996, the stockholders of the Company adopted stock option plans ("Stock Option Plans"), which provided for the issuance of up to 625,000 and 900,000 shares of the Company's Pinnacle Common Stock upon exercise of options to purchase Pinnacle Common Stock ("Pinnacle Stock Options"), respectively. Except for the provisions governing the number of shares issuable thereunder, and except for certain provisions which reflect changes in tax and securities laws, the provisions of the Stock Option Plans are substantially similar. The Stock Option Plans are administered and terms of option grants are established by the Compensation Committee of the Board of Directors. Under the Stock Option Plans, Pinnacle Stock Options alone or coupled with stock appreciation rights may be granted to selected key employees, directors, consultants and advisors of the Company. Pinnacle Stock Options become exercisable according to a vesting period as determined by the Compensation Committee at the date of grant, and expire on the earlier of one month after termination of employment, six months after the death or permanent disability of the optionee, or the expiration of the fixed option term set by the Compensation Committee at the grant date (not to exceed ten years from the grant date). The exercise prices of all Pinnacle Stock Options granted under the Stock Option Plans are determined by the Compensation Committee on the grant date, provided that the exercise price of an incentive stock option may not be less than the fair market value of Pinnacle Common Stock at the date of the grant.

   Under the Stock Option Plans, as of March 23, 2001, there were approximately 1,043,000 shares subject to outstanding Pinnacle Stock Options. As of such date, options covering all of the shares eligible for issuance under the 1993 Stock Option Plan had been granted and options covering all but approximately 16,000 shares had been granted under the 1996 Stock Option Plan.

 Options Grants in Last Fiscal Year

   There were no Pinnacle Stock Options granted to Named Officers in 2000.

 Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Options Values

   The following table sets forth information with respect to the exercise of Pinnacle Stock Options during the year ended December 31, 2000, and the final year end value of unexercised Pinnacle Stock Options. None of the Named Officers held stock appreciation rights during the year ended December 31, 2000.

                                                Number of Securities
                                               Underlying Unexercised   Value of Unexercised In-
                           Shares                 Options At Fiscal       The-Money Options At
                         Acquired On  Value         Year-End (#)           Fiscal Year-End ($)
                          Exercise   Realized ------------------------- -------------------------
Name                         (#)       ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                     ----------- -------- ------------------------- -------------------------
R. D. Hubbard...........       0       $ 0         198,667/83,333           $436,167/$258,333

Paul R. Alanis..........       0       $ 0         300,000/100,000          $745,313/$248,438

J. Michael Allen........       0       $ 0         150,000/50,000           $372,656/$124,219

G. Michael Finnigan.....       0       $ 0          96,667/38,333           $174,167/$103,333

Bruce C. Hinckley.......       0       $ 0           8,333/16,667           $ 31,771/$ 63,542

Loren S. Ostrow.........       0       $ 0          93,750/31,250           $248,438/$ 82,813

 Employment Contracts, Termination of Employment and Change-in-Control Arrangements

   The Company has entered into a three-year employment agreement with Paul R. Alanis, effective January 1, 1999. Mr. Alanis' annual compensation is $600,000, with an annual bonus of not less than $100,000 and up to $600,000. The bonus is payable as follows: (a) $100,000 if Mr. Alanis remains employed by the Company for the year in question; (b) $200,000 based on the Company's actual earnings before interest, taxes, depreciation and amortization as compared to budget, and not exceeding the capital budget; and (c) the remaining $300,000 to be awarded at the discretion of the Board of Directors. If Mr. Alanis terminates his employment for good reason, or if the Company terminates Mr. Alanis without cause, and so long as he does not compete with the Company or its subsidiaries in the gaming business prior to the end of the employment contract term, Mr. Alanis will receive an annual salary of $700,000 through the balance of the contract period, and retain his health and disability insurance for six months after termination. Mr. Alanis will also immediately vest in all Pinnacle Stock Option grants.

   The Company has entered into a three-year employment agreement with J. Michael Allen, effective January 1, 1999. Mr. Allen's annual compensation is $400,000, with a possible bonus of up to $200,000. The bonus is payable as follows: (a) $100,000 based on the Company's actual earnings before interest, taxes, depreciation and amortization as compared to budget, and not exceeding the capital budget, and (b) $100,000 at the discretion of the Board of Directors. If Mr. Allen terminates his employment for good reason, or if the Company terminates him without cause, and so long as he does not compete with the Company or its subsidiaries in the gaming business prior to the end of the employment contract term, he will be entitled to $400,000 per year for the balance of the employment contract term, with health and disability insurance coverage for six months. Mr. Allen will also immediately vest in all Pinnacle Stock Option grants.

   The Company has entered into a three-year employment agreement with G. Michael Finnigan, effective January 1, 1999. Mr. Finnigan's annual compensation is $400,000 with an annual bonus at the discretion of the Board of Directors. If Mr. Finnigan terminates his employment for good reason (defined for present purposes as a material breach of the employment agreement by the Company and failure to timely remedy such breach), or if the Company terminates him without cause, Mr. Finnigan will receive his annual compensation for one year (including salary and bonus), with health and disability coverage for six months. Mr. Finnigan will also immediately vest in all of his Pinnacle Stock Options.

   The Company has entered into a three-year employment agreement with Loren
S. Ostrow, effective January 1, 1999. Mr. Ostrow's annual compensation is $300,000 with an annual bonus of up to $100,000. The bonus is payable at the discretion of the Board of Directors. If Mr. Ostrow terminates his employment for good reason, or if the Company terminates him without cause, and so long as he does not compete with the Company or its subsidiaries in the gaming business prior to the end of the employment contract term, he will be entitled to $300,000 per year for the balance of the employment contract term, with health and disability insurance coverage for six months. Mr. Ostrow will also immediately vest in all Pinnacle Stock Option grants.

The Audit Committee Report

   The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, and the notes thereto.

   The Audit Committee assists the Board of Directors in overseeing and monitoring the Company's financial reporting process and the quality of its internal and external audit process.

 Review with Management

   The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000, and the notes thereto.

 Review and Discussions with Independent Accountants

   The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, the auditors' responsibilities, any significant issues arising during the audit, and any other matters related to the conduct of the audit of the Company's financial statements.

   The Audit Committee has received written disclosures and the letter from Arthur Andersen LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Arthur Andersen LLP their independence from the Company.

 Conclusion

   Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          SUBMITTED BY AUDIT COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          Gary G. Miller
                                          Michael Ornest
                                          Timothy J. Parrott

March 23, 2001

Audit and Related Fees

 Audit Fees

   The aggregate fees billed by Arthur Andersen LLP for professional services for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the review of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000 were $470,000.

 Financial Information System Design and Implementation Fees

   There were no fees billed by Arthur Andersen LLP to the Company for financial information systems design and implementation for the fiscal year ended December 31, 2000.

 All Other Fees

   The aggregate fees billed to the Company for all other services rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2000 were $740,000, which consisted of services related primarily to internal audit and tax services. The Audit Committee believes that the provision of these services is compatible with maintaining Arthur Andersen LLP's independence.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors, which is composed entirely of independent outside directors, is responsible for making recommendations to the Board regarding the annual salaries and other compensation of the officers of the Company and providing assistance and recommendations with respect to compensation plans.

   In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to the Company's success, the Compensation Committee's general approach to compensating executives is to pay cash salaries which are commensurate with the executives' experience and expertise and, where relevant, are competitive with the salaries paid to executives in the Company's main industries and primary geographic locations, which are currently land based, dockside and riverboat casinos in Nevada, Louisiana, Indiana, Mississippi and Argentina. In addition, to align its executives' compensation with the Company's business strategies, values and management initiatives, both short and long term, the Compensation Committee may, with the Board's approval, authorize the payment of discretionary bonuses based upon an assessment of each executive's contributions to the Company. In general, the Compensation Committee believes that these discretionary bonuses should be related to the Company's and the executive's performance, although specific performance criteria have not been established.

   The Compensation Committee also believes that stock ownership by key executives provides a valuable incentive for such executives and helps align executives' and stockholders' interests. To facilitate these objectives, the Company adopted Stock Option Plans in 1993 and 1996, pursuant to which the Company may grant stock options to executives (as well as other employees and directors) to purchase up to 625,000 shares and 900,000 shares, respectively, of Pinnacle Common Stock. The Compensation Committee believes that the key officers of the Company have provided excellent services and been diligent in their commitment to the Company. The Compensation Committee believes that stock ownership by such officers provides an important incentive for their continued efforts and diligence.

   The Compensation Committee, in accordance with each executive officer's employment agreement, and based upon the excellent services that such executive officer performed during 2000, approved bonus awards, as follows:
Paul R. Alanis, $300,000; G. Michael Finnigan, $400,000; J. Michael Allen, $100,000; Bruce C. Hinckley, $50,000; and Loren S. Ostrow, $50,000.

   Mr. Hubbard's annual salary was $500,000 for 2000. The Compensation Committee based Mr. Hubbard's annual salary on the following factors: (a) the annual salary of senior executives at other gaming companies; (b) the annual salaries of the Company's Named Officers; and (c) the prominence of Mr. Hubbard in the business community. The Compensation Committee determined to pay Mr. Hubbard a bonus in the amount of $500,000 based upon the following factors: (a) the long-term contribution of Mr. Hubbard to the Company; and (b) the fact that Mr. Hubbard is willing to accept an annual salary substantially lower than the Compensation Committee believes Mr. Hubbard could command based on his business experience and expertise.

   On March 15, 2000, the Company adopted the First Amendment to the Executive Plan benefiting certain highly compensated employees of the Company and its subsidiaries (including executive officers). Pursuant to the Plan, the Company does not make contributions to the Plan for the benefit of such employees.

February 28, 2001                         Compensation Committee

                                          Lynn P. Reitnouer (Chairman)
                                          Robert T. Manfuso
                                          James L. Martineau

Performance Graph

   Set forth below is a graph comparing the cumulative total stockholder return for the Company's Pinnacle Common Stock with the cumulative total returns for the Dow Jones Industry Group CNO--Casinos & Gambling ("Peer Group Index") and the New York Stock Exchange Market Index ("NYSE Market Index"). The total cumulative return calculations are for the period commencing December 31, 1995 and ending December 31, 2000, and include the reinvestment of dividends.
                 COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG
                       THE COMPANY, NYSE MARKET INDEX &
                               PEER GROUP INDEX


                       [PERFORMANCE GRAPH APPEARS HERE]

                   Pinnacle                   Dow Jones
               Entertainment, Inc.         Casinos Index            NYSE Market
------------------------------------------------------------------------------
-
12/31/95                100                        100                   100
12/31/96             149.06                     107.37                120.47
12/31/97             218.63                      97.34                158.48
12/31/98              82.61                      70.37                188.59
12/31/99                223                     111.99                206.5
12/31/2000           134.18                     214.18                208.59


   The above graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.
--------
* Assumes $100 invested on January 1, 1995 in Pinnacle Common Stock, Peer Group Index and NYSE Market Index. Total return assumes reinvestment of dividends. Values are as of December 31 of each year.

Certain Relationships and Related Transactions

 Transactions in Connection with Terminated Merger Agreement

   On April 17, 2000, the Company, PH Casino Resorts, Inc. ("Holding"), a wholly-owned subsidiary of Harveys Casino Resorts ("Harveys"), and Pinnacle Acquisition Corp. ("PAC"), a wholly-owned subsidiary of Holding, entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which PAC would merge with and into the Company (the "Merger") and each share of the Company's Common Stock would be converted into the right to receive $24 per fully diluted share in cash, plus up to an additional $1 per fully diluted share, which additional amount was contingent upon the sale of the Company's 97 acres of surplus land in Inglewood, California for net after tax proceeds of at least $40.75 million.

   In connection with the Merger Agreement, certain members of Company's management entered into a Voting and Contribution Agreement with Holding (the "Voting and Contribution Agreement") pursuant to which they agreed to vote their shares in favor of the Merger, granted a proxy to Holding to vote all of their shares in favor of the Merger and agreed to vote their shares against any competing proposal or certain other proposals involving the purchase of certain assets of the Company and against charter amendments or other proposals that would impede, interfere with, or materially delay the Merger. In connection therewith, the same members of management entered into a Memorandum of Understanding ("MOU") with Holding pursuant to which such members of management would be entitled to obtain an ownership interest in Holding following the Merger.

   On January 22, 2001, the Merger Agreement was terminated by the mutual written consent of each of the Company, Holding and PAC. Pursuant to their respective terms, the Voting Agreement and the MOU terminated effective as of the termination of the Merger Agreement. All other transaction agreements entered into in connection with the Merger Agreement also have been terminated.

 Other Transactions

   On June 2, 1998, the Company and R.D. Hubbard Enterprises, Inc. ("Hubbard Enterprises"), which is wholly owned by Mr. Hubbard, entered into a new Aircraft Time Sharing Agreement. The former agreement was entered into in November 1993. The June 2, 1998 Aircraft Time Sharing Agreement is identical to the former agreement in all aspects, except for the type of aircraft covered by the agreement. The Aircraft Time Sharing Agreement expired on December 31, 1999, and automatically renews each month unless written notice of termination is given by either party at least two weeks before a renewal date. The Company reimburses Hubbard Enterprises for expenses incurred as a result of the Company's use of the aircraft, which totaled approximately $97,000 in 2000, $176,000 in 1999, and $72,000 in 1998.

   On August 31, 1998, the Company received a promissory note for up to $3,500,000 from Paul R. Alanis. As of December 31, 1998, the Company had loaned Mr. Alanis $3,232,000, who used the funds to purchase 300,000 shares of Pinnacle Common Stock. The principal amount of the promissory note, along with accrued interest, was paid in full in June 1999.

   Timothy J. Parrott purchased 270,738 shares of Boomtown common stock in connection with Boomtown's 1988 acquisition of Boomtown Hotel & Casino, Inc. (which operates Boomtown Reno). Mr. Parrott paid an aggregate purchase price for the common stock of $222,000, of which $1,000 was paid in cash and $221,000 was paid by a promissory note secured by pledge to Boomtown of all of the shares owned by Mr. Parrott. As of October 31, 1998, Mr. Parrott resigned his position as Chairman of Boomtown, and was retained by the Company as a consultant to provide services relating to gaming and other business issues. Mr. Parrott was retained for a three-year period, with an annual retainer of $350,000 with health and disability benefits equivalent to those he received as Chairman of Boomtown. Mr. Parrott's $221,000 note will be forgiven in three equal parts on each anniversary of the consulting agreement.

   Marlin Torguson, who beneficially owned approximately 21.5% of the outstanding common shares of Casino Magic prior to the Company's acquisition of Casino Magic, agreed, in connection with such acquisition, to vote his Casino Magic shares in favor of the acquisition by the Company. In addition, Mr. Torguson agreed to continue to serve as an employee of Casino Magic for three years following the acquisition and, during such three-year period, not to compete with the Company or Casino Magic in any jurisdiction in which either the Company or Casino Magic operates. Mr. Torguson and the Company have agreed that if Mr. Torguson requests an early termination of such agreement not to compete, the Company will agree to such early termination and Mr. Torguson shall resign from the Company's Board of Directors. The Company issued to Mr. Torguson 60,000 shares of the Company's Pinnacle Common Stock as compensation for his three-year service as an employee, and will pay him $300,000 per year, during a three-year period, for his non-compete agreement. In addition, the Company issued Mr. Torguson 30,000 Pinnacle Stock Options to acquire Pinnacle Common Stock as of the October 15, 1998 acquisition of Casino Magic, priced at the closing price of Pinnacle Common Stock on that date. The foregoing payments will be made to Mr. Torguson whether or not the Company or Casino Magic terminates Mr. Torguson's employment, except for termination for cause.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely upon a review of reports furnished to the Company during or with respect to the year ended December 31, 2000 pursuant to Rule 16a-3(e) of the Exchange Act, all required reports on Form 3, Form 4 and Form 5 were timely filed by the Company's directors, officers and 10% stockholders.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth the name, address (address is provided for persons listed as beneficial owners of 5% or more of the outstanding Pinnacle Common Stock), number of shares and percent of the outstanding Pinnacle Common Stock beneficially owned as of March 23, 2001 (except where a different date is indicated below) by each person known to the Board of Directors of the Company to be the beneficial owner of 5% or more of the outstanding shares of Pinnacle Common Stock, each director, each Named Officer, and all current directors and executive officers as a group.

                                                    Shares      Percent of
                                                 Beneficially      Shares
Name and Address of Beneficial Owner                Owned      Outstanding(a)
------------------------------------             ------------  -------------
R.D. Hubbard.................................... 2,868,487(b)      10.9%
 Pinnacle Entertainment, Inc.
 330 North Brand Boulevard, Suite 1100
 Glendale, California 91203

Legg Mason, Inc................................. 2,813,913(c)      10.8%
 111 South Calvert Street
 Baltimore, Maryland 21202

Paul R. Alanis..................................   600,000(d)       2.3%

Timothy J. Parrott..............................   366,423(e)       1.4%

Michael Ornest..................................   304,166(f)       1.2%

Marlin Torguson.................................    20,928(g)        *

Lynn P. Reitnouer...............................    65,333(h)        *

Robert T. Manfuso...............................    43,666(i)        *

James L. Martineau..............................     9,191(j)        *

Gary G. Miller..................................     6,000(k)        *

G. Michael Finnigan.............................   147,082(l)        *

J. Michael Allen................................   150,000(m)        *

Bruce C. Hinckley...............................    21,667(n)        *

Loren S. Ostrow.................................   143,750(o)        *

Current directors and executive officers as a
 group (13 persons)............................. 4,746,693(p)      17.4%

--------
 *  Less than one percent (1%) of the outstanding common shares.

(a) Assumes exercise of stock options beneficially owned by the named individual or entity into shares of Pinnacle Common Stock. Based on 26,046,744 shares outstanding as of March 23, 2001.

(b) Includes 248,666 shares of Pinnacle Common Stock, which Mr. Hubbard has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001. These shares also include 249,990 shares of Pinnacle Common Stock owned by the R.D. and Joan Dale Hubbard Foundation, a non-profit organization; Mr. Hubbard may be deemed to have beneficial ownership of such shares.

(c) Based upon information provided by the stockholder in Schedule 13G/A filed with the Securities and Exchange Commission on March 14, 2001.

(d) Includes 300,000 shares of Pinnacle Common Stock held by MBJJP, Ltd., a family limited partnership for which Mr. Alanis and his wife Allison Alanis act as general partners. Also includes 300,000 shares of Pinnacle Common Stock, which Mr. Alanis has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(e) Includes 167,396 shares of Pinnacle Common Stock which Mr. Parrott has the right to acquire upon exercise of options which are exercisable within 60 days of March 23, 2001, including 164,063 options assumed by the Company in connection with the Boomtown merger.

(f) Includes 5,000 shares of Pinnacle Common Stock, which Mr. Ornest has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(g) Includes 20,928 shares of Pinnacle Common Stock, which Mr. Torguson has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001, including 17,595 shares covered by options assumed by the Company in connection with the Casino Magic merger.

(h) Includes 15,333 shares of Pinnacle Common Stock, which Mr. Reitnouer has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(i) Includes 15,333 shares of Pinnacle Common Stock, which Mr. Manfuso has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(j) Includes 6,191 shares of Pinnacle Common Stock owned by Mr. Martineau's wife, beneficial ownership of which is disclaimed by Mr. Martineau, and 3,000 shares of Pinnacle Common Stock which Mr. Martineau has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(k) Includes 3,000 shares of Pinnacle Common Stock, which Mr. Miller has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(l) Includes 121,666 shares of Pinnacle Common Stock, which Mr. Finnigan has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(m) Includes 150,000 shares of Pinnacle Common Stock, which Mr. Allen has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(n) Includes 16,666 shares of Pinnacle Common Stock, which Mr. Hinckley has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(o) Includes 50,000 shares of Pinnacle Common Stock held by the Ostrow Family Partnership, of which Mr. Ostrow is the general and a limited partner. Also, includes 93,750 shares of Pinnacle Common Stock, which Mr. Ostrow has the right to acquire upon the exercise of options, which are exercisable within 60 days of March 23, 2001.

(p) Includes 1,160,738 shares of Pinnacle Common Stock of which the directors and executive officers may be deemed to have beneficial ownership with respect to options to purchase Pinnacle Common Stock, which are exercisable within 60 days of March 23, 2001. Excluding such shares, the directors and executive officers of the Company have beneficial ownership of 3,585,955 shares of Pinnacle Common Stock, which represents 13.8% of the shares of Pinnacle Common Stock outstanding as of March 23, 2001.

                                  PROPOSAL 2

                      APPROVAL OF 2001 STOCK OPTION PLAN
                          (Item No. 2 on Proxy Card)

   The stockholders of the Company are being asked to approve the adoption of the Company's 2001 Stock Option Plan (the "2001 Stock Option Plan" or the "Plan"). The 2001 Stock Option Plan has been adopted by the Company's Board of Directors, but no options have yet been granted under the Plan.

Purpose of the Plan

   The Board of Directors believes that adoption of the Plan is necessary to insure that the Company maintains the ability in the future to continue to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock options. As of March 23, 2001, of the 900,000 shares originally available for issuance under the Company's 1996 Stock Option Plan, only approximately 16,000 remained available for grants under options, and no options remain available for grant under the Company's 1993 Stock Option Plan. The adoption of the Plan is therefore necessary to insure that enough shares will be available for the issuance of stock options so as to incentivize and retain key employees of the Company, which can assist in maximizing the full potential of shareholder value. Also, the Plan will embody certain technical provisions which the Board of Directors believes are improvements over the provisions of the 1996 Stock Option Plan.

Required Vote

   Affirmative votes representing a majority of shares of Pinnacle Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to approve this proposal. Abstentions will count as votes against this proposal because they will be counted as present at the meeting and entitled to vote on this proposal. However, broker non-votes will not be so considered and thus will not affect the determination as to whether the requisite majority approval has been obtained with respect to this proposal.

Summary of the Plan

   The principal features of the Plan are summarized below. This summary, however, is not intended to be a complete discussion of all of the terms of the Plan. A copy of the Plan is attached hereto as Appendix A.

 Shares Subject to the Plan

   Up to an aggregate of 900,000 shares of Pinnacle Common Stock are authorized for issuance under the Plan. Shares which are not issued before the expiration or termination of an option will thereafter be available for future options under the Plan. The aggregate number of shares available under the Plan and the number of shares subject to outstanding options will be increased or decreased to reflect any changes in the outstanding Pinnacle Common Stock of the Company by reason of any recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction.

   The Plan has been approved by the Board of Directors, but no options have yet been granted under the Plan.

 Type of Options

   Two types of options may be granted under the Plan: options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options not so qualified for favorable federal income tax treatment ("NSOs"). Each option granted shall be subject to a stock option agreement between the participant and the Company. Such agreements shall contain such terms and provisions as the Committee (as defined below) may determine in its discretion, and need not be uniform.

 Eligibility and Participation

   All employees (including officers), directors, and consultants of the Company or any subsidiary are eligible for selection to participate in the Plan, subject to two restrictions: (1) no ISO may be granted to any person who, at the time of grant, is not an employee of the Company, and (2) no participant may receive grants of options with respect to more than 100,000 shares of Pinnacle Common Stock (subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction) during any fiscal year of the Company or portion thereof. If an option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that expired or terminated option continue to be counted against the maximum number of shares for which options may be granted to a participant during a fiscal year of the Company or portion thereof. Subject to such limitations, an individual who has been granted an option may, if such individual is otherwise eligible, be granted additional options as the Committee may determine.

   The actual benefits, if any, to the holders of stock options issued under the Plan are not determinable as all grants to be made under the Plan are discretionary and, prior to exercise, the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option.

 Administration of the Stock Plan

   The Plan shall be administered by a Committee of the Board of Directors (the "Committee") consisting of two or more directors of the Company who are both (a) "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act, and (b) "outside directors" within the meaning of Section 162(m) of the Code. The Committee has extremely wide discretion and power in interpreting and operating the Plan and in determining the terms of individual options.

 Option Price; Exercisability of Options

   The purchase price for shares of Pinnacle Common Stock covered by each option shall be determined by the Committee, but, in the case of an ISO, shall not be less than 100% of the fair market value of such shares on the date of grant, or, if the ISO is granted to a 10% shareholder of the Company (measured by ownership of voting power), not less than 110% of the fair market value of such shares on the date of grant. The Committee shall determine when and under what conditions any option shall become exercisable. However, the aggregate fair market value of shares of Pinnacle Common Stock (determined at the date of grant) for which ISOs (whenever granted) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000; any options in excess of this limit shall be treated as NSOs. The purchase price of shares on the exercise of an option shall be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject to the approval of the Committee, by the delivery of shares of Pinnacle Common Stock already owned by the participant, by the participant's promissory note, through a "broker's" exercise involving the immediate sale or pledge of shares with a value sufficient to pay the exercise price, or by any other method permitted by applicable law.

 Duration of Option

   Each option shall expire on the date specified by the Committee, but all options shall expire within 10 years of the date of grant. ISOs granted to 10% shareholders of the Company (measured by ownership of voting power) shall expire within five years from the date of grant.

 Termination of Employment; Death or Disability

   If a participant ceases to be employed by the Company or any of its subsidiaries for any reason other than termination for cause, death or permanent disability, the participant's ISOs shall be exercisable for a maximum period of three months, and the participant's NSOs shall be exercisable for a maximum period of one month, after the termination of employment (unless otherwise determined by the Committee in an individual option agreement). If a participant's employment is terminated for cause, all of his options will be immediately terminated and canceled. If a participant dies or becomes permanently disabled, the participant's ISOs shall be exercisable for a maximum period of 12 months, and the participant's NSOs shall be exercisable for a maximum period of six months, after the date of death or permanent disability (unless otherwise determined by the Committee in an individual option agreement). After a participant's death, any ISOs which remained exercisable on the date of death may be exercised by the person or persons to whom the participant's rights pass by will or the laws of descent and distribution.

 Certain Corporate Transactions

   Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Committee, may, in its sole discretion, do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the participants); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise; or (iv) cancel options upon payment to the participants in cash of an amount that is the equivalent of the excess of the fair market value of the Pinnacle Common Stock (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the option. The Committee may also provide for one or more of the foregoing alternatives in any particular option agreement.

 Rights as a Stockholder; Assignability

   The recipient of an option will have no rights as a stockholder with respect to shares of Pinnacle Common Stock covered by the option until the date such recipient becomes a holder of record of such shares. An ISO granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by him or her. An NSO issued under the Plan shall be nontransferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, except that, with the consent of the Committee, it may be transferred pursuant to a "qualified domestic relations order" as defined in the Code, or to a member of the holder's immediate family or a trust exclusively for the benefit of one or more of the holder's immediate family as part of the holder's estate plan.

 Duration, Termination and Amendment of the Plan

   The Plan shall continue in effect until 10 years after the earlier of its adoption by the Board of Directors or its approval by the stockholders. The Board of Directors, however, may suspend or terminate the Plan at any time. The suspension or termination of the Plan will generally not affect the validity of any option outstanding on the date of termination. The Board of Directors may also amend the Plan at any time, except that the Company will obtain stockholder approval for any amendment to the extent such approval is necessary or desirable to preserve the favorable tax status of ISOs and to comply with applicable law or the requirements of any exchange or quotation system. For example, an amendment to increase the maximum number of shares which may be issued under the Plan, change the minimum exercise price of ISOs, increase the maximum term of ISOs, or permit the granting of options to anyone other than those eligible under the terms of the Plan, will be submitted for stockholder approval. Furthermore, no amendment of the Plan shall amend or impair any rights or obligations under any option theretofore granted under the Plan without the written consent of the holder of the affected option.

Federal Income Tax Matters

   The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OF THE PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

   The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

 Non-Qualified Stock Options

   Under current federal income tax law, the grant of an NSO has no tax effect on the Company or the optionee to whom it is granted. If the shares of Pinnacle Common Stock received on the exercise of an NSO are not subject to restrictions on transfer or risk of forfeiture, the exercise of the NSO will result in ordinary income to the optionee equal to the excess of the fair market value of the shares at the time of exercise over the option price. The optionee's tax basis in the shares will be equal to the aggregate exercise price paid by the optionee plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any gain or loss recognized by the optionee will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. At the time of recognition of ordinary income by the optionee upon exercise, the Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized income.

 Incentive Stock Options

   The federal income tax consequences associated with ISOs are generally more favorable to the optionee and less favorable to the Company than those associated with NSOs. Under current federal income tax law, the grant of an ISO does not result in income to the optionee or in a deduction for the Company at the time of the grant. Generally, the exercise of an ISO will not result in income for the optionee if the optionee does not dispose of the shares within two years after the date of grant or within one year after the date of exercise. If these requirements are met, the basis of the shares of Pinnacle Common Stock upon a later disposition will be the option price, any gain on the later disposition will be taxed to the optionee as long-term capital gain, and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the optionee to be subject to the alternative minimum tax, thereby in effect depriving the optionee of the tax benefits of ISO treatment. If the optionee disposes of the shares before the expiration of either of the holding periods described above (a "Disqualifying Disposition"), the optionee will have compensation taxable as ordinary income, and the Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the option price, or (b) the amount realized on the disposition minus the option price. If the price realized in any such Disqualifying Disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the optionee's holding period for the shares.

 $1,000,000 Limit on Deductible Compensation

   Section 162(m) of the Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to "performance-based compensation," as defined in Section 162(m). Compensation is performance-based compensation if (i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the Board of Directors of directors consisting of "outside directors"; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee certifies that the performance goals have been satisfied. The Company believes that, if the stockholders approve the Plan, the stock options granted thereunder (unless granted for purchase prices below the fair market value of the stock subject to the options) will satisfy the requirements to be treated as performance-based compensation, and accordingly will not be subject to the deduction limit of Section 162(m) of the Code.

 Excess Parachute Payments

   Under Section 4999 of the Code, certain officers, stockholders, or highly-compensated individuals ("Disqualified Individuals") will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain "excess parachute payments" which they receive as a result of a change in control of the Company. Furthermore, Section 280G of the Code prevents the Company from taking a deduction for any "excess parachute payments." The cash out or acceleration of the vesting of stock options upon a corporate transaction may cause the holders of such stock options who are Disqualified Individuals to recognize certain amounts as "excess parachute payments" on which they must pay the 20% excise tax, and for which the Company will be denied a tax deduction.

 Special Rules; Withholding of Taxes

   Special tax rules may apply to a participant who is subject to Section 16 of the Exchange Act. Other special tax rules will apply if a participant exercises a stock option by delivering shares of Pinnacle Common Stock which he or she already owns, or through a "broker's exercise."

   The Company may take whatever steps the Committee deems appropriate to comply with any applicable withholding tax obligation, including requiring any participant to pay the amount of any applicable withholding tax to the Company in cash. The Committee may, in its discretion, authorize "cashless withholding."

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2001 STOCK OPTION PLAN.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The firm of Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended December 31, 2000 and continue to serve as the Company's independent public accountants. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

   Under the Company's By-Laws, stockholders who wish to present proposals for action, or to nominate directors, at the next annual meeting of stockholders of the Company (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement in accordance with the then current provisions of the Company's By-Laws. The By-Laws currently require that such notice be given not more than 120 days nor less than 90 days prior to the first anniversary of this year's Annual Meeting. Therefore, the deadline would be February 21, 2002. If, however, the Company advances the date of the next annual meeting by more than 30 days or delays such date by more than 60 days, notice by the stockholder must be given not earlier than 120 days and not later than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of such meeting. Stockholder notices must contain the information required by Section 1 of Article I of the Company's By-Laws.

   In order to be eligible for inclusion in the Company's proxy statement and proxy card for the next annual meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals would have to be received by the Secretary of the Company no later than December 18, 2001 if the next annual meeting were held on or near May 22, 2002. In the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such stockholder proposals would have to be received by the Company a reasonable time before the Company's solicitation is made. If the Company does not have notice of a matter to come before the next annual meeting by February 21, 2002 (or, in the event the next annual meeting is held more than 30 days before or 60 days after the anniversary of this Annual Meeting, then by the date described in the preceding paragraph), the Company's proxy for such meeting will confer discretionary authority to vote for such matter. Further, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company's then current By-Laws, as referenced in the preceding paragraph. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's proxy statement.

         ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K AND OTHER MATTERS

   The Company's Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information contained in the "Compensation Committee Report on Executive Compensation," "The Audit Committee Report" and "Performance Graph" shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO STOCKHOLDERS FOR 2000 AND ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SEC FOR FISCAL YEAR 2000 TO ANY BENEFICIAL OWNER OF PINNACLE COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO PINNACLE ENTERTAINMENT, INC., 330 NORTH BRAND BOULEVARD, SUITE 1100, GLENDALE, CALIFORNIA 91203, ATTENTION:
STOCKHOLDER RELATIONS.

                                   APPENDIX A

                          PINNACLE ENTERTAINMENT, INC.

                             2001 STOCK OPTION PLAN

   1. Purposes of the Plan. The purposes of this Plan are:

   (a) to attract and retain the best available personnel for positions of substantial responsibility,

   (b) to provide additional incentive to selected key Employees, Consultants and Directors, and

   (c) to promote the success of the Company's business.

   2. Definitions. For the purposes of this Plan, the following terms will have the following meanings:

   (a) "Administrator" means the Board or any of its Committees that administer the Plan, in accordance with Section 4.

   (b) "Applicable Laws" means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

   (c) "Board" means the Board of Directors of the Company.

   (d) "Cause" shall have the meaning set forth in an Optionee's employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Optionee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Optionee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Optionee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

   (e) "Code" means the Internal Revenue Code of 1986, as amended. For all purposes of this Plan, references to Code sections shall be deemed to include any successor Code sections, to the extent reasonably appropriate as determined by the Administrator.

   (f) "Committee" means a Committee appointed by the Board in accordance with
Section 4.

   (g) "Common Stock" means the common stock, $0.10 par value per share, of the Company.
   (h) "Company" means Pinnacle Entertainment, Inc., a Delaware corporation.

   (i) "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term "Consultant" does not include (i) Employees or (ii) Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

   (j) "Continuous Status as an Employee, Director or Consultant" means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the

Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

   (k) "Director" means a member of the Board.

   (l) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

   (m) "Employee" means any person, including Officers and Directors employed as a common law employee by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient, in and of itself, to constitute "employment" by the Company.

   (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of NASDAQ, the Fair Market Value of a Share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

    (ii) If the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market System) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

    (iii) If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.

   (p) "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

   (q) "Grant Notice" shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Grant Notice is part of the Option Agreement.

   (r) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

   (s) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

   (t) "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

   (u) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

   (v) "Option" means a stock option granted under this Plan.

   (w) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of this Plan.

   (x) "Optioned Stock" means the Common Stock subject to an Option.

   (y) "Optionee" means an Employee, Consultant or Director who holds an outstanding Option.

   (z) "Parent" means a "parent corporation" with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

   (aa) "Plan" means this 2001 Stock Option Plan.

   (bb) "Section" means, except as otherwise specified, a section of this Plan.

   (cc) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14.

   (dd) "Subsidiary" means a "subsidiary corporation" with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code.

   3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan will be 900,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

   If an Option expires or becomes unexercisable without having been exercised in full, the Shares that were not purchased which were subject thereto will become available for future grant under the Plan (unless the Plan has terminated). If the Company reacquires Shares which were issued pursuant to the exercise of an Option, however, those reacquired Shares will not be available for future grant under the Plan.

   4. Administration of the Plan.

      (a) Procedure.

  (i) Composition of the Administrator. The Plan will be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, from and after such time as the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by a Committee, which will then consist solely of persons who are both "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both "non-employee directors" and "outside directors" shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

  (ii) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees and Consultants who are neither Directors nor Officers.

   (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:

  (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o);

  (ii) to select the Consultants, Employees or Directors to whom Options may be granted;

  (iii) to determine whether and to what extent Options are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options;

  (iv) to determine the number of Shares to be covered by each Option granted;

  (v)    to approve forms of Grant Notices, Option Agreements;

  (vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any grant of Options, including, but not limited to, (A) the Options' exercise price, (B) the time or times when Options may be exercised, which may be based on performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant, (C) any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Optioned Stock, based in each case on factors that the Administrator determines in its sole discretion, including but not limited to a requirement subjecting the Optioned Stock to (i) certain restrictions on transfer (including without limitation a prohibition on transfer for a specified period of time and/or a right of first refusal in favor of the Company), and (ii) a right of repurchase in favor of the Company upon termination of the Optionee's Continuous Status as an Employee, Director or Consultant;

  (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to a grant of Options under this Plan will be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

  (viii) to construe and interpret the terms of this Plan;

  (ix) to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan;

  (x)    to modify or amend each Option, subject to Section 16(c);

  (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

  (xii)  to accelerate the vesting or exercisability of an Option;

  (xiii) to determine the terms and restrictions applicable to Options; and

  (xiv) to make all other determinations it considers necessary or advisable for administering this Plan.

   (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all holders of Options.

   5. Eligibility. Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. Nonqualified Stock Options may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Director who has been granted an Option may be granted additional Options.

   6. Limitations on Grants of Incentive Stock Options. Each Option will be designated in the Grant Notice as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, if the Shares subject to an Optionee's Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this Section 6, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

   7. Limit on Annual Grants to Individuals. From and after such time as the Company is required to be registered pursuant to Section 12 of the Exchange Act, no Optionee may receive grants, during any fiscal year of the Company or portion thereof, of Options which, in the aggregate, cover more than 100,000 Shares, subject to adjustment as provided in Section 14. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that expired or terminated Option will continue to count against the maximum numbers of shares for which Options may be granted to an Optionee during any fiscal year of the Company or portion thereof.

   8. Term of the Plan. Subject to Section 20, this Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20. It will continue in effect for a term of ten years unless terminated earlier under Section 16. Unless otherwise provided in this Plan, its termination will not affect the validity of any Option outstanding at the date of termination.

   9. Term of Option. The term of each Option will be stated in the Option Agreement; provided, however, that in no event may the term be more than ten years from the date of grant. In addition, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Option Agreement.

   10. Option Exercise Price and Consideration.

   (a) Exercise Price of Incentive Stock Options. The exercise price for Shares to be issued pursuant to exercise of an Incentive Stock Option will be determined by the Administrator provided that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant; provided, further that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

   (b) Exercise Price of Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the exercise price for Shares to be issued pursuant to the exercise of any such Option will be determined by the Administrator.

   (c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions which must be satisfied before the Option may be exercised. Exercise of an Option may be conditioned upon performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant.

   (d) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist partially or entirely of:

  (i)   cash;

  (ii)  a promissory note made by the Optionee in favor of the Company;

  (iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which an Option will be exercised;

  (iv) delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee's broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

  (v) any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

   11. Exercise of Option.

   (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at times and under conditions determined by the Administrator and set forth in the Option Agreement; provided, however, that an Option may not be exercised for a fraction of a Share.

   An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) all representations, indemnifications and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to the provisions of Sections 13, 17, and 18, the Company will issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares of Common Stock acquired upon exercise of an Option, if those Shares remain subject to repurchase under the provisions of the Option Agreement or any other agreement between the Company and the Optionee, or if those Shares are collateral for a loan or obligation due to the Company.

   Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

   (b) Termination of Employment or Consulting Relationship or
Directorship. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of 90 days following such termination in the case of an Incentive Stock Option, or 30 days following such termination in the case of a Nonqualified Stock Option (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan.

   (c) Disability of Optionee. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of twelve months following such termination in the case of an Incentive Stock Option, or six months following such termination in the case of a Nonqualified Stock Option (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan.

   (d) Death of Optionee. If an Optionee holds exercisable Options on the date his or her death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Options that were vested and exercisable as of the date of death for a period of twelve months following the date of death in the case of an Incentive Stock Option, or six months following death in the case of a Nonqualified Stock Option (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of death, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan.

   (e) Termination for Cause. If an Optionee's Continuous Status as an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.

   (f) Disqualifying Dispositions of Incentive Stock Options. If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Common Stock immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

   12. Non-Transferability of Options.

   (a) No Transfer. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time a Nonqualified Stock Option is granted or amended, (i) such Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, and (ii) such Option may be assigned, in whole or in part, during the Optionee's lifetime to one or more Family Members of the Optionee. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate.

   (b) Designation of Beneficiary. An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee's death. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator, subject to the above spousal consent requirement.

   (c) Effect of No Designation. If an Optionee dies and there is no beneficiary validly designated and living at the time of the Optionee's death, the Company will deliver such Optionee's Options to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

   (d) Death of Spouse or Dissolution of Marriage. If an Optionee designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Optionee's marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Optionee. Without limiting the generality of the preceding sentence, the interest in Options of a spouse of an Optionee who has predeceased the Optionee or (except as provided in Section 12(a) regarding qualified domestic relations orders) whose marriage has been dissolved will automatically pass to the Optionee, and will not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor will any such interest pass under the laws of intestate succession.

   13. Withholding Taxes. The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company's obligations to deliver Shares upon the exercise of an Option will be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of an Option, the Company will have the right to withhold taxes from any other compensation or other amounts which it may owe to the Optionee, or to require the Optionee to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to the Shares issued on such exercise. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Optionee to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued on the exercise of an Option that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company's withholding tax liability, or (b) by delivering to the Company previously-owned and unencumbered Shares of the Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company's withholding tax liability.

   14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

   (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including without limitation, cash), through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin-off or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares and/or property allocated to unexercised Options which have been granted prior to any such change will likewise be made. Any such adjustment in the outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.

   Where an adjustment under this Section 14(a) is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

   (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option had not been previously exercised, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Option will terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

   (c) Corporate Transaction. Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Optionees); (ii) accelerate any vesting schedule to which an Option is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction; or (iv) cancel Options upon payment to the Optionees in cash, with respect to each Option to the extent then exercisable (including, if applicable, any Options as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the Option. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement.

   15. Date of Grant. The date of grant of an Option will be, for all purposes, the date as of which the Administrator makes the determination granting such Option, or any other, later date determined by the Administrator and specified in the Option Agreement. Notice of the determination will be provided to each Optionee within a reasonable time after the date of grant.

   16. Amendment and Termination of the Plan.

   (a) Amendment and Termination. The Board may at any time amend, alter or suspend or terminate the Plan.

   (b) Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment that increases the number of Shares for which Options may be granted, or to the extent necessary and desirable to comply with Section 422 of the Code (or any successor statute) or other Applicable Laws, or the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, will be obtained in such a manner and to such a degree as is required by the Applicable Law or requirement.

   (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of a Optionee, unless mutually agreed otherwise between the Optionee and the Administrator. Any such agreement must be in writing and signed by the Optionee and the Company.

   17. Conditions Upon Issuance of Shares.

   (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares will comply with all Applicable Laws, and will be further subject to the approval of counsel for the Company with respect to such compliance. Any securities delivered under the Plan will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Options granted hereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

   (b) Investment Representation. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being acquired only for investment and without any present intention to sell, transfer, or distribute such Shares.

   18. Liability of Company.

   (a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company's counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

   (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Option will be contingent with respect to such excess Shares, unless and until shareholder approval of an amendment sufficiently increasing the number of Shares subject to this Plan is timely obtained in accordance with Section 16(b).

   (c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the Optionee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Optionee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

   19. Reservation of Shares. The Company will at all times reserve and keep available for issuance a number of Shares sufficient to satisfy this Plan's requirements during its term.

   20. Shareholder Approval. Continuance of this Plan will be subject to approval by the shareholders of the Company within 12 months before or after the date of its adoption. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. Options may be granted but Options may not be exercised prior to shareholder approval of the Plan. If any Options are so granted and shareholder approval is not obtained within 12 months of the date of adoption of this Plan by the Board, those Options will terminate retroactively as of the date they were granted.

   21. Legending Stock Certificates. In order to enforce any restrictions imposed upon Common Stock issued upon exercise of an Option granted under this Plan or to which such Common Stock may be subject, the Administrator may cause a legend or legends to be placed on any certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.

   22. No Employment Rights. Neither this Plan nor any Option will confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship or directorship at any time, with or without cause.

   23. Governing Law. The Plan will be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

                                  APPENDIX B

                         PINNACLE ENTERTAINMENT, INC.

                          CHARTER FOR AUDIT COMMITTEE

                                   ARTICLE I

                                   FORMATION

   The Board of Directors of Pinnacle Entertainment, Inc. (the "Corporation") has established the Audit Committee pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article III, Section 4 of the Corporation's Bylaws. Any action permitted to be taken by the Board of Directors, pursuant to this Charter, may be taken instead by a duly authorized committee of the Board of Directors.

                                  ARTICLE II

                                  COMPOSITION

   The Audit Committee shall be comprised of not less than three members of the Corporation's Board of Directors. Subject to the foregoing, the exact number of members of the Audit Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board of Directors. No member shall have any relationship to the Corporation that, in the determination of the Board of Directors, may interfere with his or her exercise of independence from management and the Corporation.

                                  ARTICLE III

                                   FUNCTIONS

   The independent public accounting firm engaged by the Corporation to audit the Corporation's financial statements shall be accountable ultimately to the Corporation's Board of Directors and the Audit Committee.

   The Audit Committee shall:

   A. Independent Auditors

  . Recommend to the Board of Directors each year the independent public accounting firm to be engaged to audit the Corporation's financial statements.

  . Meet with the independent auditors to review and approve the plan and scope for each audit of the Corporation's financial statements and related services, including proposed fees to be incurred with respect thereto.

  . Review and recommend action with respect to the results of each independent audit of the Corporation's financial statements, including problems encountered in connection with such audit and recommendations of the independent auditors arising as a result of such audit.

  . Discuss with the Corporation's independent auditors the matters required to be communicated pursuant to Statement on Auditing Standards No. 61 ("SAS 61"), as may be amended or supplemented.

  . At least annually, discuss with the independent auditors their independence and receive each of the following in writing:

    . Disclosure of all relationships between the auditors and their related entities and the Corporation and its related entities that in the auditors' professional judgment may reasonably be thought to bear on independence; and

    . Confirmation that, in the auditors' professional judgment, the independent auditors are independent of the Corporation within the meaning of the federal securities laws.

  . Discuss with the Corporation's independent auditors any relationships or services disclosed by the independent auditors that may impact the objectivity and independence of the independent auditors and recommend to the Board of Directors any actions in response to the independent auditors' disclosures to satisfy itself of the independent auditors' independence.

   B. Financial Statements

  . Review and discuss with the Corporation's independent auditors and management the Corporation's audited financial statements.

  . Based on (1) its review and discussions with management of the Corporation's audited financial statements; (2) its discussion with the independent auditors of the matters to be communicated pursuant to SAS 61; and (3) the written disclosures from the Corporation's independent auditors regarding independence, recommend to the Corporation's Board of Directors whether the Corporation's audited financial statements should be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the "SEC").

   C. Internal Accounting

  . Review with the Corporation's independent auditors and financial management the adequacy and effectiveness of the Corporation's system of internal accounting controls.

   D. Other Duties

  . At least annually, review the adequacy of this Charter and recommend to the Corporation's Board of Directors any changes to this Charter that the Audit Committee deems necessary or desirable.

  . Perform such other specific functions as the Corporation's Board of Directors may from time to time direct, and make such investigations and reviews of the Corporation and its operations as the Chief Executive Officer or the Board of Directors may from time to time request.

                                  ARTICLE IV

                                  PROCEDURES

   The Audit Committee shall keep regular minutes of its meetings. Meetings and actions of the Audit Committee shall be governed by, and held and taken in accordance with, the provisions of the Corporation's Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the Audit Committee, the Chairman of the Audit Committee and its members for the Board of Directors, the Chairman of the Board and its members. Regular meetings of the Audit Committee may be held at such time and such place as the Audit Committee determines from time to time.

-------------------------------------------------------------------------------


PROXY
                         PINNACLE ENTERTAINMENT, INC.

                 PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Pinnacle Entertainment, Inc. (the "Company") and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Paul R. Alanis or Loren S. Ostrow, or either of them, with full power to each of substitution in each, as attorneys and proxies of the undersigned.

  Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the 2001 Annual Meeting of Stockholders of the Company, and at any and all adjournments or postponements thereof on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF THE COMPANY AND FOR THE APPROVAL OF THE 2001 STOCK OPTION PLAN.

             PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE


                              (See reverse side)

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                                                                Please mark  [X]
                                                                your votes
                                                                   as
                                                                indicated
                                                                 in this
                                                                 example




1.   Election of Nine Directors:                                WITHHOLD
     Nominees: Paul R. Alanis, R.D. Hubbard,          FOR       AUTHORITY
     Robert T. Manfuso, James L. Martineau,           ALL        FROM ALL
     Gary G. Miller, Michael Ornest, Timothy J.       [_]          [_]
     Parrott, Lynn P. Reitnouer, Marlin  Torguson


For all nominees except:
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

________________________________________________________________________________


                                                      FOR    AGAINST   ABSTAIN
2. Approval of Company's 2001 Stock Option Plan       [_]      [_]       [_]


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION "FOR" THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF PINNACLE ENTERTAINMENT, INC. SHALL SELECT AND "FOR" APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY STATEMENT.


Signature ____________________ Dated ______________, 2001  Title________________

Signature if held jointly ________________________ Dated _________________, 2001
Note: Please date and sign exactly as your name(s) appear on this proxy card.
If shares are registered in more than one name, all such persons should sign.
A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.
--------------------------------------------------------------------------------

                           - FOLD AND DETACH HERE -